Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
FIRST QUARTER 2026 EPS OF ($1.20) PER SHARE;
AND FFO OF $0.84 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $1.20 per share for the first quarter of 2026 as compared to net loss of $0.30 per share for the same period in 2025.
•Funds from operations ("FFO") of $0.84 per share for the first quarter of 2026. The Company reported FFO of $1.40 per share for the same period in 2025, which included $25.0 million, or $0.33 per share, of income related to the resolution of a commercial mortgage investment.
•The Company reaffirms its previously announced 2026 FFO guidance range of FFO of $4.40 to $4.70 per share, with a midpoint of $4.55 per share.
~~•~~Signed 51 Manhattan office leases totaling 929,264 square feet in the first quarter of 2026, the highest volume ever achieved during the first quarter in the Company's 28-year history. The mark-to-market on signed Manhattan office leases was 16.1% higher for the first quarter than the previous fully escalated rents on the same spaces.
•Manhattan same-store cash net operating income ("NOI"), including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased 2.6% for the first quarter of 2026, excluding lease termination income, as compared to the same period in 2025.
•Manhattan same-store office occupancy increased to 94.4% as of March 31, 2026, inclusive of leases signed but not yet commenced, as compared to 93.0% as of December 31, 2025. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 95.0% by December 31, 2026.
Investing Highlights
•Entered into a contract to sell the residential and retail components of 7 Dey Street for total consideration of $222.6 million. The transaction is expected to close in the second quarter of 2026, subject to customary closing conditions.
•Together with our joint venture partner, closed on the sale of 690 Madison Avenue for $54.5 million.
Financing Highlights
•Together with our joint venture partners, completed a $1.65 billion, five-year, fixed-rate refinancing of One Madison Avenue. The single asset, single borrower (SASB) CMBS execution was priced at a spread of 181 basis points above the US treasury index, resulting in an interest rate of 5.81%.
•Refinanced, extended and reduced the overall cost of $2.0 billion of the

Company's $2.4 billion corporate credit facility. The existing $1.25 billion revolving line of credit was extended to June 2031 while the existing $1.05 billion term loan was bifurcated, resulting in a new $750 million term loan with a maturity date of June 2031. The cost of the revolving line of credit and the new term loan were each reduced by 25 basis points. The remaining $300 million term loan that matures in May 2027 and the existing $100 million term loan that matures in November 2026 were not modified.

NEW YORK, April 15, 2026 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended March 31, 2026 of $84.4 million, or $1.20 per share, as compared to a net loss of $21.1 million, or $0.30 per share, for the same period in 2025.
The Company reported FFO for the quarter ended March 31, 2026 of $64.6 million or $0.84 per share, net of the write-off of $4.8 million, or $0.06 per share, of unamortized deferred financing costs and inclusive of $2.0 million, or $0.03 per share, of positive non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $106.5 million, or $1.40 per share, for the same period in 2025, which included $25.0 million, or $0.33 per share, of income related to the resolution of a commercial mortgage investment.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Manhattan same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 2.6% for the first quarter of 2026, excluding lease termination income, as compared to the same period in 2025.
During the first quarter of 2026, the Company signed 51 office leases in its Manhattan office portfolio totaling 929,264 square feet. The average rent on the Manhattan office leases signed in the first quarter of 2026 was $105.12 per rentable square foot, the highest average starting rent for leases signed in any one quarter in the Company’s history, with an average lease term of 9.8 years and average tenant concessions of 10.9 months of free rent with a tenant improvement allowance of $107.76 per rentable square foot. Thirty-four leases comprising 666,790 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $114.75 per rentable square foot, representing a 16.1% increase over the previous fully escalated rents on the same office spaces.

Occupancy in the Company's Manhattan same-store office portfolio increased to 94.4% as of March 31, 2026, inclusive of leases signed but not yet commenced, as compared to 93.0% at the end of the previous quarter. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 95.0% by December 31, 2026.
Significant leasing activity in the first quarter includes:
•New lease with Clay Labs, Inc. for 163,095 square feet at 11 Madison Avenue;
•New lease with a large global investment firm for 150,036 square feet at 245 Park Avenue;
•New expansion lease with Harvey AI Corporation for 92,663 square feet at One Madison Avenue;
•New expansion lease with TD Securities for 51,081 square feet at 125 Park Avenue;
•New lease with Robinson & Cole for 48,451 square feet at 100 Park Avenue;

•New lease with One Main General Services Corp for 38,037 square feet at 1185 Avenue of the Americas;
•New expansion lease with McDermott, Will & Schulte for 29,734 square feet at One Vanderbilt Avenue.
Investment Activity
In March, the Company entered into a contract to sell the residential and retail components of 7 Dey Street for total consideration of $222.6 million. The transaction is expected to close in the second quarter of 2026, subject to customary closing conditions. The Company will retain ownership of the 26,000 square foot office condominium.
In February, together with our joint venture partner, the Company closed on the sale of 690 Madison Avenue for $54.5 million. The transaction generated cash proceeds to the Company of $48.5 million.
Financing Activity
In March, together with our joint venture partners, the Company completed a $1.65 billion, five-year, fixed-rate refinancing of One Madison Avenue. The single asset, single borrower (SASB) CMBS execution was priced at a spread of 181 basis points above the US treasury index, resulting in an interest rate of 5.81%. The new financing replaced the property’s previous $1.25 billion construction facility, which had an outstanding balance of $1.171 billion.
In March, the Company refinanced, extended and reduced the overall cost of $2.0 billion of the Company's $2.4 billion corporate credit facility.
•The existing revolving line of credit component of the facility was maintained at $1.25 billion, the maturity was extended to June 2031, inclusive of as-of-right extension options, and the borrowing cost was reduced by 25 basis points to 125 basis over SOFR based on the Company's current credit rating.
•The existing $1.05 billion term loan component of the facility was bifurcated, resulting in a new $750 million term loan with a maturity date of June 2031 and a borrowing cost that was reduced by 25 basis points to 145 basis points over SOFR, based on the Company’s current credit rating. The remaining $300 million of the term loan with a maturity date of May 2027 will continue to be outstanding on its current terms.
•The existing $100 million term loan component of the facility with a maturity date of November 2026 will also remain outstanding on its current terms.
Dividends
On March 23, 2026, the Company announced that its board of directors established an annual ordinary dividend on its common stock for 2026 of $2.47 per share. The new dividend level will allow the Company to retain incremental liquidity for investment opportunities, which may include discounted debt extinguishments, share repurchases or ongoing development projects.
In the first quarter of 2026, the Company declared:
•A quarterly ordinary dividend on its outstanding common stock of $0.6175 per share, which was paid in cash on April 15, 2026;

•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period January 15, 2026 through and including April 14, 2026, which was paid in cash on April 15, 2026, and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 16, 2026, at 2:00 p.m. ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BIfae87cfbadc74c2fbc45e803ee1d1e2f.
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing the value of Manhattan commercial properties. As of March 31, 2026, SL Green held interests in 55 buildings totaling 30.8 million square feet, which included ownership interests in 29.4 million square feet and 1.4 million square feet securing debt and preferred equity investments, excluding fund investments, and managed 3 buildings totaling 0.8 million square feet owned by third parties.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.
Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, occupancy, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Revenues:	2026	2025

Rental revenue, net	$165,995	$144,518
Escalation and reimbursement revenues	20,881	18,501
SUMMIT Operator revenue	24,142	22,534
Investment income	2,346	16,114
Interest income from real estate loans held by consolidated securitization vehicles	14,649	15,981
Fee income	20,006	12,275
Other income	5,061	9,923
Total revenues	253,080	239,846
Expenses:
Operating expenses, including related party expenses of $2 in 2026 and $3 in 2025	61,457	56,062
Real estate taxes	41,912	37,217
Operating lease rent	6,944	6,106
SUMMIT Operator expenses	24,942	21,764
Interest expense, net of interest income	50,909	45,681
Amortization of deferred financing costs	2,802	1,687
SUMMIT Operator tax expense (benefit)	585	(45)
Interest expense on senior obligations of consolidated securitization vehicles	14,649	13,972
Depreciation and amortization	69,751	64,498
Loan loss and other investment reserves, net of recoveries	—	(25,039)
Transaction related costs	284	295
Marketing, general and administrative	22,786	21,724
Total expenses	297,021	243,922

Equity in net (loss) income from unconsolidated joint ventures	(20,780)	1,170
Income from debt fund investments, net	2,478	—
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(814)	—
Purchase price and other fair value adjustments	4,183	(9,611)
Gain (loss) on sale of real estate, net	16,636	(482)
Depreciable real estate reserves	(35,160)	(8,546)
Net loss	(77,398)	(21,545)
Net income (loss) attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	6,678	1,465
Noncontrolling interests in other partnerships	(7,734)	4,897
Preferred units distributions	(2,199)	(2,154)
Net loss attributable to SL Green	(80,653)	(17,337)
Perpetual preferred stock dividends	(3,738)	(3,738)
Net loss attributable to SL Green common stockholders	$(84,391)	$(21,075)
Earnings Per Share (EPS)
Basic loss per share	$(1.20)	$(0.30)
Diluted loss per share	$(1.20)	$(0.30)

Funds From Operations (FFO)
Basic FFO per share	$0.85	$1.43
Diluted FFO per share	$0.84	$1.40

Basic ownership interest
Weighted average REIT common shares for net income per share	70,687	70,424
Weighted average partnership units held by noncontrolling interests	4,980	4,103
Basic weighted average shares and units outstanding	75,667	74,527

Diluted ownership interest
Weighted average REIT common share and common share equivalents	72,270	72,230
Weighted average partnership units held by noncontrolling interests	4,980	4,103
Diluted weighted average shares and units outstanding	77,250	76,333

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except per share data)

	March 31,	December 31,
	2026	2025
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,848,531	$1,699,215
Building and improvements	4,298,249	4,012,305
Building leasehold and improvements	1,465,411	1,448,112
	7,612,191	7,159,632
Less: accumulated depreciation	(2,321,290)	(2,306,377)
	5,290,901	4,853,255
Assets held for sale	211,222	—
Cash and cash equivalents	143,867	155,747
Restricted cash	194,772	180,748
Investment in marketable securities	25,330	23,666
Tenant and other receivables	56,724	45,524
Related party receivables	25,161	16,293
Deferred rents receivable	262,730	266,678
Debt and preferred equity investments, net of discounts and deferred origination fees of $5 and $14 in 2026 and 2025, respectively, and allowances of $300 and $454 in 2026 and 2025, respectively	118,083	168,358
Investments in unconsolidated joint ventures	2,500,573	2,624,755
Debt fund investments, at fair value	293,243	152,958
Deferred costs, net	129,428	129,019
Right-of-use assets - operating leases	909,377	864,430
Real estate loans held by consolidated securitization vehicles, at fair value	1,027,164	1,023,877
Other assets	570,175	577,299
Total assets	$11,758,750	$11,082,607

Liabilities
Mortgages and other loans payable	$2,509,135	$2,154,499
Revolving credit facility	825,000	640,000
Unsecured term loan	1,150,000	1,150,000
Deferred financing costs, net	(35,673)	(13,063)
Total debt, net of deferred financing costs	4,448,462	3,931,436
Accrued interest payable	19,791	15,221
Accounts payable and accrued expenses	118,912	134,621
Deferred revenue	168,980	147,419
Lease liability - financing leases	108,515	108,183
Lease liability - operating leases	851,142	805,192
Dividend and distributions payable	49,380	2,536
Security deposits	73,638	68,276
Liabilities related to assets held for sale	189,842	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Senior obligations of consolidated securitization vehicles, at fair value	1,027,164	1,023,877
Other liabilities (includes $167,423 and $244,941 at fair value as of March 31, 2026 and December 31, 2025, respectively)	241,392	392,756
Total liabilities	7,397,218	6,729,517

Commitments and contingencies
Noncontrolling interests in Operating Partnership	259,415	241,371
Preferred units and redeemable equity	204,319	199,271

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 and 9,200 issued and outstanding at both March 31, 2026 and December 31, 2025	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 71,124 and 71,159 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	711	711
Additional paid-in capital	4,213,856	4,212,590
Accumulated other comprehensive loss	(7,287)	(22,198)
Retained deficit	(892,890)	(741,880)
Total SL Green Realty Corp. stockholders’ equity	3,536,322	3,671,155
Noncontrolling interests in other partnerships	361,476	241,293
Total equity	3,897,798	3,912,448
Total liabilities and equity	$11,758,750	$11,082,607

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Funds From Operations (FFO) Reconciliation:	2026	2025

Net loss attributable to SL Green common stockholders	$(84,391)	$(21,075)
Add:
Depreciation and amortization	69,751	64,498
Joint venture depreciation and noncontrolling interest adjustments	62,596	53,361
Net income (loss) attributable to noncontrolling interests	1,056	(6,362)
Less:
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(814)	—
Purchase price and other fair value adjustments	2,224	(6,544)
Gain (loss) on sale of real estate, net	16,636	(482)
Depreciable real estate reserves	(35,160)	(8,546)
Depreciable real estate reserves in unconsolidated joint venture	—	(1,780)
Depreciation on non-rental real estate assets	1,503	1,263
FFO attributable to SL Green common stockholders and unit holders	$64,623	$106,511

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Operating income and Same-store NOI Reconciliation:	2026	2025

Net loss	$(77,398)	$(21,545)

Depreciable real estate reserves	35,160	8,546
(Gain) loss on sale of real estate, net	(16,636)	482
Purchase price and other fair value adjustments	(4,183)	9,611
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	814	—
Depreciation and amortization	69,751	64,498
SUMMIT Operator tax expense (benefit)	585	(45)
Amortization of deferred financing costs	2,802	1,687
Interest expense, net of interest income	50,909	45,681
Interest expense on senior obligations of consolidated securitization vehicles	14,649	13,972
Operating income	76,453	122,887

Equity in net loss (income) from unconsolidated joint ventures	20,780	(1,170)
Income from debt fund investments, net	(2,478)	—
Marketing, general and administrative expense	22,786	21,724
Transaction related costs	284	295
Loan loss and other investment reserves, net of recoveries	—	(25,039)
SUMMIT Operator expenses	24,942	21,764
Investment income	(2,346)	(16,114)
Interest income from real estate loans held by consolidated securitization vehicles	(14,649)	(15,981)
SUMMIT Operator revenue	(24,142)	(22,534)
Non-building revenue	(17,879)	(10,486)
Net operating income (NOI)	83,751	75,346

Equity in net (loss) income from unconsolidated joint ventures	(20,780)	1,170
SLG share of unconsolidated JV depreciable real estate reserves	—	1,780
SLG share of unconsolidated JV depreciation and amortization	67,639	63,075
SLG share of unconsolidated JV amortization of deferred financing costs	4,456	3,191
SLG share of unconsolidated JV interest expense, net of interest income	70,132	62,965
SLG share of unconsolidated JV gain on early extinguishment of debt	4,796	—
SLG share of unconsolidated JV investment income	(424)	(4,918)
SLG share of unconsolidated JV non-building revenue	(398)	(1,291)
NOI including SLG share of unconsolidated JVs	209,172	201,318

NOI from other properties/affiliates	(34,623)	(34,606)
Same-Store NOI	174,549	166,712

Straight-line and free rent	(3,440)	1,293
Amortization of acquired above and below-market leases, net	1,147	912
Operating lease straight-line adjustment	204	204
SLG share of unconsolidated JV straight-line and free rent	(9,502)	(10,269)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(6,460)	(6,040)
Same-store cash NOI	$156,498	$152,812

Lease termination income	356	(4,393)
SLG share of unconsolidated JV lease termination income	(4,626)	—
Same-store cash NOI excluding lease termination income	$152,228	$148,419

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of Nareit in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second generation tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of Nareit in September 2017 defines EBITDAre as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN